Exhibit 8.1

Significant Subsidiaries of the Registrant

(as of date of this annual report)

On September 12, 2024, we disposed of all of our equity interest in QK365.com INC. (BVI), FENGLINJU PROPERTY (CHINA) LIMITED (HK) and Shanghai Meileju Intelligent Technology Co., Ltd (PRC). On March 24, 2025, we consummated the acquisition of Topone Consultant Limited, a Hong Kong-based insurance brokerage firm licensed by the Hong Kong Insurance Authority. The following list presents the updated subsidiaries of the Registrant as of the date of this annual report.

Subsidiaries	Place of Incorporation
Alpha Mind Technology Limited	British Virgin Islands
XH TEC, INC	British Virgin Islands
Alpha Mind Technology Limited	Hong Kong
Jiachuang Yingan (Beijing) Information & Technology Co., Ltd	China
Topone Consultant Limited	Hong Kong

VIEs	Place of Incorporation
Huaming Insurance Agency Co., Ltd	China
Huaming Yunbao (Tianjin) Technology Co., Ltd	China

Significant Subsidiaries of the Registrant

(as of September 30, 2025)

Subsidiaries	Place of Incorporation
Alpha Mind Technology Limited	British Virgin Islands
Alpha Mind Technology Limited	Hong Kong
Jiachuang Yingan (Beijing) Information & Technology Co., Ltd	China
Topone Consultant Limited	Hong Kong

VIEs	Place of Incorporation
Huaming Insurance Agency Co., Ltd	China
Huaming Yunbao (Tianjin) Technology Co., Ltd	China